UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2009

LA CORTEZ ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Calle 67 #7-35 Oficina 409, Bogota, Colombia	N/A
(Address of principal executive offices)	(Zip code)

(941)-870-5433
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective July 31, 2009, La Cortez Energy, Inc. (the “Company”) completed its final closing (the “Final Closing”) of its private placement offering of up to a minimum of 4,800,000 units (the “Units”) and a maximum of 12,000,000 Units of its securities at a price of $1.25 per Unit (the “Offering”).  Each Unit consisted of (i) one share of common stock, par value $0.001 per share (“Common Stock”), of the Company and (ii) a common stock purchase warrant (the “Warrants”) to purchase one share of Common Stock at an exercise price of $2.00 per share.  At the Final Closing, the Company closed on the sale of 205,200 Units and received aggregate gross proceeds of $256,500 from the sale of these Units.   The Company received aggregate gross proceeds of $6,331,250 in the Offering on the sale of a total of 5,065,000 Units.  The Offering terminated on July 31, 2009.

The Warrants have a term of five-years and are subject to weighted average anti-dilution protection in the event the Company subsequently issues its shares of Common Stock, or securities convertible into shares of Common Stock, for a price of less than $2.00 per share.  The Warrants are immediately exercisable.

The Company entered into a registration rights agreement with the investors purchasing Units in the Offering.  The registration rights agreement requires that the Company prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 covering the resale of all shares of Common Stock issued in the Offering (the “Registrable Shares”). Shares of Common Stock underlying the Warrants included in the Units carry “piggyback” registration rights.  The registration rights agreement provides certain deadlines for the filing and effectiveness of the registration statement, including that the registration statement be declared effective by the SEC within 240 days after the final closing of the Offering.  If the Company is unable to comply with this deadline, the Company will be required to pay as partial liquidated damages to the investors a cash sum equal to 1% of any unregistered Registrable Shares for every month in which such registration statement has not been declared effective, up to maximum liquidated damages of 10% of each investor’s aggregate investment amount.

The Offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Rule 506 of Regulation D and by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act.  The Units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D, and/or to persons who were neither resident in, nor citizens of, the United States.

The Company offered the Units directly and through finders (the “Finders”).  At the Final Closing, the Company paid Finders a commission in cash of ten percent (10%) of the principal amount of each Unit sold by them in the Final Closing, for an aggregate amount of $25,650, plus five-year warrants exercisable at a price of $1.25 per share. Fees paid to the Finders in the initial closing (the “Initial Closing”) of the Offering on June 19, 2009 are further discussed in the Form 8-K relating to the Initial Closing filed with the SEC on June 22, 2009.

The Company plans to use the net proceeds of the Offering to continue developing its working interest in the Maranta block and its expected working interest in the Putumayo 4 block in Colombia, to fund other potential oil and gas exploration and production opportunities in Colombia and in Peru (e.g., acquisitions, joint ventures, and/or farm-ins) and for general working capital purposes.

Item 7.01.	Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release issued by La Cortez Energy, Inc. (“the Company”) on July 29, 2009.

This press release announces that Emerald Energy Plc. (“Emerald”), the operator of the Maranta Block in the Putomayo Basin of Colombia (the “Maranta Block”), has reached the intended total depth of 11,578 feet on the Mitro-1 exploration well, with oil and gas recorded across the target reservoirs.  The Company will hold a 20% participating interest (the “Participating Interest”) in the Maranta Block through its operating subsidiary, La Cortez Energy Colombia, Inc., a Cayman Islands corporation (“La Cortez Colombia”).

Based on the preliminary results of the drilling of the Mitro-1 well, the Company has decided to participate with Emerald in the completion and evaluation of Mitro-1 and expects to have results of such evaluations in approximately two weeks.  In accordance with the terms of the Maranta farm-in agreement between La Cortez Colombia and Emerald dated February 6, 2009 (the “Farm-In Agreement”), La Cortez Colombia will bear 65% of the Maranta Block Phase 2 costs, including 65% (US $1.2285 million) of the currently estimated US $1.8 million Mirto-1 completion costs.  La Cortez Colombia made this US $1.2285 million payment to Emerald on July 27, 2009.  65% of any additional Phase 2 costs will be paid by La Cortez Colombia as needed, following cash calls by Emerald.  If La Cortez Colombia fails to make required payments in a timely way, it could be subject to a reduction in its 20% Participating Interest, depending on the circumstances.  After the Phase 2 work is completed, La Cortez Colombia will pay 20% of all subsequent costs related to the Maranta block.

Once the Company has the final Mitro-1 evaluation results, La Cortez Energy Colombia will ask Emerald to file a request with the Agencia Nacional de Hidrocarburos, Colombia’s hydrocarbon regulatory agency (the “ANH”), to have the Participating Interest in the Maranta Block officially assigned from Emerald to La Cortez Energy Colombia (the “Assignment”).

La Cortez Colombia expects to sign a joint operating agreement (the “JOA”) with Emerald with respect to the Maranta Block once the ANH has approved the Assignment.  If the ANH does not approve the Assignment, Emerald and La Cortez Colombia have agreed that they will use their best endeavors to seek in good faith a legal way to enter into an agreement with terms equivalent to the Farm-In Agreement and the JOA, that shall privately govern the relations between the parties with respect to the Maranta Block and which will not require ANH approval.

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on June 22, 2009 and as discussed in Item 3.02 above, the Company completed its Initial Closing on June 19, 2009 and Final Closing on July 31, 2009 of its Offering of Units from which it received aggregate gross proceeds of $6,331,250.  As a result of the Offering, La Cortez and La Cortez Colombia believe that they have sufficient funds to meet all of the Phase 2 financial obligations under the Farm-In Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated July 29, 2009

99.2	Press Release dated August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: August 3, 2009	By:	/s/ Andres Gutierrez Rivera
Andres Gutierrez Rivera, President